UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

Inland Real Estate Income Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
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☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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WHOLE FOODS
MARKET

Inland
Real Estate Income Trust, Inc.

STOCKHOLDER ACTION NEEDED

Important materials regarding your investment enclosed. Please respond immediately.

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Inland inland real Estate Income trust, inc. STOCKHOLDER ACTION NEEDED Important materials regarding your investment enclosed. Please respond immediately.

THE COMPANY NEEDS YOUR INPUT ON THE FUTURE OF YOUR INVESTMENT!

TIME IS OF THE ESSENCE AND

WE URGE YOU TO SUBMIT YOUR VOTE TODAY.

October 12, 2021

Dear Fellow Stockholder,

We need your vote on important proposals to change Inland Real Estate Income Trust, Inc.’s (“Inland Income Trust” or the “Company”) charter, which we believe will facilitate the Company’s ability to provide a liquidity event. In anticipation of a potential listing of our stock for public trading on a national securities exchange, we ask that you vote in advance of our Annual Meeting of Stockholders, scheduled to be held on November 2, 2021, to approve amendments that are intended to make our charter consistent with those of listed REITs and improve our chances for a successful listing of our stock.

As of the date of this letter, we have not received voting instructions for your account. Below are important points to consider regarding this urgent matter:

•	If you do not vote, the effect of not voting will be the same as voting against these proposals, so your vote matters!
•	Our goal, as expressed in our strategic plan for the Company, is to provide a liquidity event for stockholders.
•	A potential liquidity event would most likely occur through a listing of our stock for public trading on a national securities exchange.
•	The proposed charter amendments would make our charter consistent with the charters of publicly traded REITs.
•

We believe that the proposed charter changes are in the best interest of the Company and making the proposed changes will provide the Company with greater flexibility in pursuing liquidity opportunities.

•

Although some of these provisions provide stockholders with certain rights, we believe that collectively these provisions could have an adverse effect on the Company by unnecessarily limiting our strategic and operational flexibility relative to other publicly traded REITs and preventing us from being able to respond quickly to changing circumstances or take advantage of new opportunities.

•

Similar charter amendments have been approved by stockholders of many other non-traded REITs in the recent past as they approached a potential liquidity event and listing of their stock for public trading on a stock exchange.

•	Our Board of Directors, including each of our independent Directors, recommends that you vote FOR all of the proposed charter amendments.
•	Regardless of the size of your holdings, it is important that your shares are represented at the annual meeting.
•	We intend to continue to solicit votes in favor of these proposals, and the cost of these solicitations will be borne by the Company.
•	Your prompt response would help us meet stockholder approval requirements before our November 2 meeting date, thereby reducing the risk of meeting adjournments and additional solicitation expenses.
•	If we do not get the vote by the meeting date, we may adjourn or postpone the meeting and continue to solicit votes in favor of these proposals until a new meeting date.

SAMPLE-LTR

We recently sent you materials explaining how to quickly and easily cast your vote and describing the proposed charter amendments in detail. These proxy materials are also available at https://go.inland-investments.com/ireit-proxy and at www.proxyvote.com. If you have questions about voting, please call our proxy solicitor, Broadridge, at 1-877-777-4575.

We appreciate your investment in Inland Income Trust and thank you in advance for voting your shares. Sincerely,

Mitchell Sabshon

Chief Executive Officer

Inland Real Estate Income Trust, Inc.

FOUR WAYS TO VOTE

	ONLINE	PHONE	QR CODE	MAIL

PROXY QUESTIONS? Call 1-877-777-4575	WWW.PROXYVOTE.COM Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

WITHOUT A PROXY CARD Call 1-877-777-4575

Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist.

WITH A PROXY CARD Call 1-800-690-6903

with a touch-tone phone to vote using an automated system.

			WITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed.	VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.

Cautionary Note Regarding Forward-Looking Statements

This letter contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as "potential”, “may", “can”, "would", “will”, "expect", "intend", "estimate", "anticipate", "plan", "seek", "appear”, or "believe". Such statements reflect the current view of Inland Income Trust with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the uncertainties related to general economic, stock market and commercial real estate market conditions, the effects of the COVID-19 pandemic and measures taken to combat it, competition with our tenants from internet businesses, unforeseen events affecting the commercial real estate industry, retail real estate, or particular markets, and other factors detailed under Risk Factors in our most recent Form 10-K for the year ended December 31, 2020 filed on March 18, 2021 and subsequent reports on Form 10-Q filed with the Securities and Exchange Commission.

Although Inland Income Trust believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. You should exercise caution when considering forward-looking statements and not place undue reliance on them. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Income Trust undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Income Trust or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.